Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection  with the annual report of Digital Power  Corporation (the  "Company") on Form  10-K for the period ended  December 31, 2008 as filed with the  Securities  and  Exchange  Commission  on the date  hereof  (the "Report"),  we,  Amos Kohn,  President and Chief  Executive  Officer,  and Uri Friedlander,  Chief Financial Officer, of the Company,  certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, that, to the best of our knowledge and belief:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 30, 2009	By:	/s/ Amos Kohn
Amos Kohn,
President and Chief Executive Officer

By:	/s/ Uri Friedlander
Uri Fiedlander,
Chief Financial Officer
(Principal Financial and Accounting Officer)